EXHIBIT 22.1

                  CONSENT OF BEARD, NERTNEY, KINGERY, CROUSE & HOHL, P.A.

                      CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the use in the Registration Statement on Form 10 of our report dated June 18, 1999 relating to the financial statements of Fifth Business Service Group, Inc., which appear in such Registration Statement.

      Tampa Bay, Florida
      June 18, 1999





                        BEARD NERTNEY KINGERY CROUSE & HOHL P.A.